EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated May 19, 2016, with respect to the statement of condition including the related portfolio of Preferred Opportunity Portfolio 2016-2 (included in Invesco Unit Trusts, Series 1668) as of May 19, 2016, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-210200) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
May 19, 2016